Exhibit 10.7

AMENDMENT NO. 1 TO

AMENDED AND RESTATED CHANGE IN CONTROL SEVERANCE AGREEMENT

This Amendment No. 1 (this “Amendment”) to the Amended and Restated Change in Control Severance Agreement (the “Agreement”), dated as of April 19, 2023, by and between Kashif Rashid (“Executive”) and Nevro Corp. (the “Company”) is entered into effective as of the latest date set forth by the signatures of the parties hereto below (the “Effective Date”).

In consideration of the mutual covenants contained in this Amendment, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive agree as follows:

1.
Amendments to the Agreement. The following sections of the Agreement are amended are set forth below:

(a) Section 3(a) of the Agreement is hereby amended to replace the reference to “six (6) months of Executive’s base salary” therein with “twelve (12) months of Executive’s base salary”.

(a)
Section 3(b) of the Agreement is hereby amended to replace the reference to “the six (6) month anniversary of the Termination Date” with “the twelve (12) month anniversary of the Termination Date”.
(b)
A new Section 3(c) is here added to the Agreement that reads as follows:

“(c) Equity Awards. In the event Executive’s Covered Termination is as the result of a termination of Executive’s employment by the Company other than for Cause and occurs on or before April 23, 2023, then the portion of each outstanding and unvested equity award, including, without limitation, each stock option and restricted stock unit award (but specifically excluding any performance stock units for which performance-based vesting remains), held by Executive that would vest based solely on Executive’s continued service to the Company in the subsequent eighteen (18) months following the date of the Covered Termination (such portion, the “Accelerated Portion”) shall automatically become vested and, if applicable, exercisable and any forfeiture restrictions or rights of repurchase thereon shall immediately lapse, in each case, with respect to one hundred percent (100%) of the Accelerated Portion.”

2.
All other terms and conditions of the Agreement remain in full force and effect, unless otherwise modified by written agreement between the parties.
3.
This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

(Signature page follows)

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IN WITNESS WHEREOF, each of the parties has executed this Amendment, in the case of the Company by its duly authorized officer, as of the day and year set forth below.

NEVRO CORP.
By:	/s/ Roderick MacLeod
Title:	CFO
Date:	4/19/23

EXECUTIVE
/s/ Kashif Rashid
Kashif Rashid
Date:	4/6/23

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